UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

VARIAN MEDICAL SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[The following “frequently asked questions” document was shared with employees of Varian Medical Systems, Inc. on August 10, 2020.]

Supplemental Employee FAQ

Integration Planning / Culture

1.	Are there any changes I should expect between now and transaction close? What are the next steps in the process?

The announcement is just the first step in this process, and most of you will see little change to your day-to-day for quite a while. There are several milestones that need to be fulfilled before we can close the transaction, including approval by Varian shareholders, the receipt of regulatory approvals and other customary closing conditions. As you can imagine, these will take some time, and we expect the transaction to close in the first half of calendar year 2021.

Until then, Varian and Siemens Healthineers will continue to operate as separate and independent companies, and we must stay focused on our goals. The best thing you can do is remain focused on closing the year strong and supporting our customers and their patients.

2.	When will integration begin? How long will integration last after the transaction closes?

We will not begin integrating our two companies until the transaction has been completed. Until then, Varian and Siemens Healthineers will continue to operate separately and independently.

In order to prepare for bringing our companies together, however, we will begin planning for integration efforts sometime in the coming months. As part of this, we will be establishing an Integration Planning Committee, composed of select Varian team members and representation from each geography, to help lead this process.

3.	How does Siemens Healthineers’ culture compare to Varian’s?

Varian and Siemens Healthineers share similar values and are moving toward the same goal of defeating cancer. Like Varian, Siemens Healthineers is a purpose-driven organization, with a rich history of leading-edge innovation. They are guided by their Purpose of Healthineers, which embodies their values and allows them to tap into the rich learning capability within the organization. You can learn more about Siemens Healthineers’ purpose and culture here.

Importantly, Siemens Healthineers also has a “do the right thing” mentality. Both of our companies are united by patient-centric cultures, and we are committed to investing for the long term, guided by our ambitious visions for the future.

4.	What is the relationship between Siemens and Siemens Healthineers? Will Siemens be our new parent company?

In 2018, Siemens spun-off Siemens Healthineers into its own separate, publicly traded company. The initial public offering of Siemens Healthineers was intended to position the company for greater entrepreneurial freedom and increased flexibility to focus exclusively on the healthcare market. Siemens remains the largest shareholder of Siemens Healthineers. Once the transaction is completed, we will operate under the Varian name within Siemens Healthineers.

5.	What does it mean to be a Healthineer?

The “Healthineers” name expresses the combination of engineering expertise and the pioneering spirit that its people bring to the healthcare industry every day.

6.	What will happen to Varian’s name and brand?

Siemens Healthineers recognizes that Varian has established strong brand recognition, and intends to continue building on our impressive reputation. Following the close of the transaction, we expect to continue operating under the Varian name within Siemens Healthineers.

7.	What will happen to the Varian management team?

The announcement was just the first step in combining Varian with Siemens Healthineers, and we don’t have all the answers right now. As is customary with transactions of this nature, determining the go-forward leadership team – for the time after closing – is one of many details to be worked out over the coming months as part of our integration planning. In the meantime, it’s important that we stay focused on supporting our customers and their patients. We are committed to keeping you informed as we have updates to share.

8.	What does this combination mean for our initiatives to leverage AI, machine learning and cloud solutions?

This combination is all about accelerating what we’ve already been working toward. With enhanced scale and resources, the combined company will be well equipped to advance Varian’s efforts to fuel intelligent cancer care possibilities.

Like Varian, Siemens Healthineers is an innovation leader in the medical technology industry, and our combined company will lead the digital transformation of oncology healthcare. We will leverage both companies’ complementary diagnostic tools, imaging, radiotherapy and AI capabilities to enable more efficient diagnosis, increased treatment quality and access, personalized precision cancer care, and improved outcomes for millions of patients worldwide. Together, we will be positioned to disrupt oncology with software, data and technology.

9.	When can I begin collaborating with the team at Siemens Healthineers? Can I interact with those who have reached out to me on social media?

Please do not reach out to Siemens Healthineers’ employees or coordinate any business efforts with them. This includes social media – you should not be interacting with employees from Siemens or Siemens Healthineers on social media, and in the event you receive any communications of this nature, please let them know that you’ve been instructed not to discuss or connect until the transaction closes. For those who currently interact with Siemens Healthineers as part of our existing EnVision partnership, please speak with your manager about protocol moving forward.

In the interim, Varian will continue to operate as a separate company until the combination is completed, and per our usual policy, do not share confidential or sensitive information with anyone outside our company, including the Siemens Healthineers team.

10.	What do the synergy targets Siemens Healthineers outlined mean for me?

Siemens Healthineers values our talented and engaged team, and recognizes the strong brand and cutting-edge portfolio we’ve built. While many details will be worked out over the coming months as part of our integration planning efforts, we can tell you today that we expect to build upon our strong team and foundation through this combination. We are committed to being as open and transparent as we can be during the coming months, and we will provide updates as appropriate.

11.	Was this announcement related to our COVID-19 cost saving initiatives?

The announcement of our potential combination with Siemens Healthineers is unrelated to our cost savings initiatives. Decisions that impact our employees are never easy and are thoroughly evaluated. The actions we took and continue to take are critical to managing our business through COVID-19, and to balancing our employee, customer and shareholder needs.

When Siemens Healthineers approached us about a potential combination, it presented an incredible opportunity to accelerate our mission and meaningfully increase our patient care impact. We’re confident this is the right path forward for Varian.

Compensation / Benefits / Equity

12.	Will my compensation or benefits change as a result of this transaction?

Until the transaction closes, Varian and Siemens Healthineers will continue to operate as separate, independent companies, so your compensation and benefits will continue in the ordinary course. Our year-end pay decisions will be based on Varian’s and employees’ individual performance.

In addition, Siemens Healthineers has committed to maintain base salary, target bonus, and aggregate health, welfare and retirement plan benefits at levels at least on par with current offerings through the first anniversary of the closing. Siemens Healthineers has also committed to provide our employees with service credit under its benefit plans for pre-transaction service with Varian (including credited service at any of Varian’s acquired companies). As an added assurance, they have committed to maintaining cash severance levels consistent with Varian’s historical practices for any severance-qualifying terminations during the year following the closing. Additional details regarding compensation and benefits matters will be determined and provided as we get closer to closing.

13.	What will happen to any Varian shares I own?

Until closing, trading of your Varian shares will continue unchanged and subject to our current policies. For any Varian common stock that you hold at close (including from ESPP purchases, RSU vestings, etc.), you will receive a cash payment equal to the number of shares multiplied by the transaction price of $177.50 per share. If you have outstanding equity awards, you should have received a communication with additional details about the treatment of those awards. If you have any additional questions please refer to Global People Connect.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Varian. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, Varian will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Varian’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Varian may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF VARIAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and Varian’s website, www.varian.com. In addition, the documents (when available) may be obtained free of charge by directing a request to Investor Relations by email at investors@varian.com or by calling (650) 424-5631.

Participants in the Solicitation

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Varian’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Varian is set forth in the definitive proxy statement for Varian’s 2020 Annual Meeting of Stockholders, which was filed with the SEC on December 20, 2019, or its Annual Report on Form 10-K for the year ended September 27, 2019, and in other documents filed by Varian with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Except for historical information, this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning Varian’s future orders and the anticipated impact of the COVID-19 pandemic on Varian’s business; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause

Varian’s actual results to differ materially from those anticipated. Such risks and uncertainties include: (1) the future impact of the COVID-19 pandemic on Varian’s business, including but not limited to, the impact on its workforce, operations, supply chain, demand for products and services, and Varian’s financial results and condition; (2) Varian’s ability to successfully manage the challenges associated with the COVID-19 pandemic; (3) Varian’s ability to achieve expected synergies from acquisitions; (4) risks associated with integrating recent acquisitions; (5) global economic conditions and changes to trends for cancer treatment regionally; (6) currency exchange rates and tax rates; (7) the impact of the Tax Cuts and Jobs Act; (8) the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; (9) recent and potential future tariffs or a global trade war; (10) demand for and delays in delivery of Varian’s products; (11) Varian’s ability to develop, commercialize and deploy new products; (12) Varian’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; (13) changes in regulatory environments; (14) risks associated with Varian providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing Varian’s Proton Solutions business; (15) challenges to public tender awards and the loss of such awards or other orders; (16) the effect of adverse publicity; (17) Varian’s reliance on sole or limited-source suppliers; (18) Varian’s ability to maintain or increase margins; (19) the impact of competitive products and pricing; (20) the potential loss of key distributors or key personnel; (21) challenges related to entering into new business lines; (22) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement; (23) the failure to obtain the approval of Varian’s stockholders, the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the transaction, (24) risks related to disruption of management’s attention from Varian’s ongoing business operations due to the transaction; (25) the effect of the announcement of the transaction on the ability of Varian to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (26) the ability to meet expectations regarding the timing and completion of the transaction; and (27) the other risks listed from time to time in Varian’s filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Varian’s Annual Report on Form 10-K for the year ended September 27, 2019 and subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the SEC. Varian assumes no obligation to update or revise the forward-looking statements in this communication because of new information, future events, or otherwise.